CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                                            EXHIBIT 10.23
ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

This service agreement for the AdForce service (the "Agreement") is entered into between IMGIS, Inc., a California corporation ("IMGIS"), with offices at 10101 N. DeAnza Blvd., Suite 210, Cupertino, CA 95014 and GEOCITIES, a California corporation ("GEOCITIES") with offices at 1918 Main Street, 3rd Floor, Santa Monica, CA 90405.

1. ADFORCE SERVICE DEFINITION. The AdForce service is an Internet advertising administration system that will allow GEOCITIES to manage advertising on its Web site and/or similar on-line service. As part of the AdForce service, IMGIS will provide GEOCITIES with the AdForce "client" software application ("Application Software"), with which GEOCITIES will be able to (a) generate ad tags, (b) schedule advertising to run in the online environments in which GEOCITIES places those ad tags and (c) generate reports on such advertising. IMGIS will maintain an AdForce server complex from which IMGIS will electronically deliver advertising scheduled by GEOCITIES to the online environments containing the ad tags placed by GEOCITIES. IMGIS will complete development of, and will make available to GEOCITIES by August 1, 1998, a "Hybrid Service" which will allow GEOCITIES to direct Impressions (defined below) to be delivered from the AdForce server complex ("Central Delivery") or IMGIS servers located on GEOCITIES' site ("Local Delivery"). As part of the Hybrid Service, IMGIS will provide GEOCITIES with the client and server software needed to use the Hybrid Service ("Hybrid Service Software," collectively the "Hybrid Service Software" and the "Application Software" are referred to herein as the "Licensed Software"). The "Hybrid Service" is part of the AdForce Service as defined in this Section 1 and referred to in this Agreement. In addition, the Hybrid Service will be capable of instantaneously providing Local Delivery of ads to all ad tags in the event that the AdForce server complex becomes disabled, inoperative, or otherwise inaccessible to GEOCITIES. GEOCITIES recognizes that certain functions available as part of the Central Delivery service will not be available in the Local Delivery service. IMGIS acknowledges and agrees that its failure to make the Hybrid Service available to GEOCITIES by August 1, 1998 will significantly reduce the benefits GEOCITIES' expects to receive under this Agreement. Because it would be impracticable and extremely difficult to determine the exact amount of GEOCITIES' damages in such event, IMGIS and GEOCITIES agree that, as compensation to GEOCITIES for any such loss of the benefit of its bargain hereunder, rather than as a penalty to IMGIS, the fees of the AdForce service
     (Local Delivery and Central Delivery) set forth in Schedule A shall be reduced [*] for each day, up to a maximum of [*] days or [*] total reduction, after August 1, 1998 that IMGIS fails to make available to GEOCITIES the Hybrid Service in the form described in this Section 1. Fees will return to the amounts specified in Schedule A as soon as the Hybrid Service is made available to GEOCITIES. Additionally, if IMGIS fails to make the Hybrid Service available by September 1, 1998, GEOCITIES may terminate this Agreement and GEOCITIES shall be entitled to recover from IMGIS all damages that GEOCITIES incurs, due to such failure, provided that IMGIS' liability for such damages shall not exceed the amount in aggregate paid by GEOCITIES for the AdForce service during the thirty (30) days of prior to termination. The foregoing reduction AdForce Service fees and early termination privilege shall be GEOCITIES' sole remedy for failure by IMGIS to make the Hybrid Service available by August 1, 1998 and September 1, 1998, respectively. The delivery of "Impressions," defined as the transmission of advertisements from the AdForce server complex or an IMGIS server located on GEOCITIES' site to an AdForce ad tag, will be verified by monthly third-party audits of the AdForce service, conducted by the Audit Bureau of Verification Services, Inc. or another independent third party chosen by IMGIS. This audit is included in all levels of the AdForce service and, upon completion of an audit, IMGIS will provide GEOCITIES with the results of the audit. Central Delivery includes targeting features as listed in Exhibit B. Central Delivery includes the capability of generating a suite of standard reports listed in Exhibit
     B, but do not include custom reports that may be requested by GEOCITIES. Local Delivery service includes targeting features as listed in Exhibit
     D. Local Delivery service includes the capability of generating a suite of standard reports listed in Exhibit D, but do not include custom reports that may be requested by GEOCITIES. New features of the AdForce service will, at the sole discretion of IMGIS, either be incorporated into the then-current level of the AdForce service provided to GEOCITIES hereunder, or will be offered to GEOCITIES as an additional service subject to additional fees. IMGIS will notify GEOCITIES of new AdForce service features. IMGIS will implement and make available to GEOCITIES, within one hundred eighty (180) days following the Effective Date, the AdForce+ service. AdForce+ will enable GEOCITIES to target advertising to specific end users based upon end-user demographic characteristics, as further described in Exhibit C, which is incorporated herein by this reference. The terms and conditions of the AdForce+ service will be set forth in a separate written agreement to be entered into by the parties.

2. LEVEL OF ADFORCE SERVICE. IMGIS will provide the functionality for the AdForce service as described in section 1 and Exhibits B and C, as well as live telephone customer support from the hours of 6am to 6pm Pacific Time, Monday-Friday, excluding major holidays and 7-day-a-week, 24-hour-a-day access to IMGIS technical support via pager.

     2.1 LEVELS OF MAINTENANCE AND SUPPORT. IMGIS will exercise its reasonable efforts, but not less than the level of effort that IMGIS uses for other customers receiving the AdForce Service without payments of additional consideration specifically for purposes of such maintenance and support, to correct errors in the Application Software, other software used to operate the AdForce server complex or the IMGIS servers located on GEOCITIES' site or hardware provided or used by IMGIS to provide the Adforce service, at the following Response Times: (i) Support Call (Level 1); response time 15 minutes, patch or work-around next day, fixed or documented in next major product release; (ii) Support Call (Level
           2) response time six (6) hours, patch or work-around within five days, fixed or documented in next major product release; (iii) Support Call (Level 3); one (1)

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

           business day, problem documented and input for consideration in next major product release. For purposes of this Agreement, "RESPONSE TIME" means the elapsed time between the receipt of a service call and the time when IMGIS begins work on a fix or workaround for the error.


2.2  SERVICE LEVEL WARRANTY.

        (i) INABILITY TO ACCESS THE ADFORCE SERVICE (DOWNTIME). In the event (i) of a material failure of the AdForce service (either Local Delivery or Central Delivery) to deliver images to ad requests within the GEOCITIES Website for more than thirty
               (30) consecutive minutes in a calendar month or (ii) the elapsed time from receipt of an ad request to delivery of an image by the AdForce service (via either Local Delivery or Central Delivery) in response to such ad request is greater than twenty (20) seconds, taken as an average over any two (2) consecutive hour period, (a "Failure") and GEOCITIES notifies IMGIS of such Failure and IMGIS determines in its reasonable judgment that such Failure was caused by IMGIS' inability to provide the AdForce service for reasons within IMGIS' reasonable control and not as a result of any actions or inactions of GEOCITIES or any third parties (including GEOCITIES' equipment and third party equipment), IMGIS will not charge GEOCITIES, and GEOCITIES shall have no obligation to pay any AdForce service fees during the twenty-four (24) hour period immediately following resumption of the AdForce service. Notwithstanding the foregoing, the occurrence of a Failure over a twenty-four (24) hour period for (a) five (5) or more consecutive days or (b) eight (8) days during any thirty
               (30) day period shall be deemed a material breach of this Agreement and, in such event, GEOCITIES may terminate this Agreement pursuant to Section 9 below. Notwithstanding the foregoing, if IMGIS provides GEOCITIES with not less than thirty
               (30) days notice of a proposed cessation of the AdForce service for the purpose of making specified improvements thereto (a "Cessation") and GEOCITIES consents in writing to such proposed Cessation, then such Cessation shall not be deemed to constitute a Failure, provided that (1) the Cessation does not exceed two
               (2) hours in duration and (2) no more than one (1) Cessation occurs in any sixty (60) day period.

        (ii) DEGRADATION OF CENTRAL DELIVERY: In the event that the elapsed time from initial access of the AdForce server complex to accurate selection of an advertisement for Central Delivery ("Access Time") is greater than one (1) second, taken as an average over any two (2) consecutive day period ("Degraded Service"), then IMGIS shall not charge GEOCITIES, and GEOCITIES shall have no obligation to pay, any AdForce service fees for such two (2) day period. Access Time shall be monitored by a designated IMGIS server configured to model the AdForce Service's access and transmission of advertisements to IMGIS' Internet service provider ("Designated Server"). The results of such monitoring shall be provided to GEOCITIES as part of the AdForce reporting service. Additionally, if the elapsed time from initial access of the AdForce server complex to accurate selection of an advertisement for Central Delivery is greater then two (2) seconds, taken as an average over any two (2) consecutive hour period ("Degraded Service"), IMGIS shall not charge GEOCITIES, and GEOCITIES shall have no obligation to pay, any Adforce service fees for a period of six (6) consecutive hours beginning with such two (2) hour period. If the elapsed time from the accurate selection of an advertisement, based upon a test 10 kilobyte advertisement, from the AdForce server complex to the Designated Server is greater then two (2) seconds, taken as an average over a two
               (2) consecutive hour period ("Degraded Service"), IMGIS shall not charge GEOCITIES, and GEOCITIES shall have no obligation to pay, any AdForce service fees for a period of six (6) consecutive hours beginning with such two (2) hour period. Notwithstanding the foregoing, the occurrence of Degraded Service over a twenty-four (24) hour period for (a) seven (7) or more consecutive days or (b) ten (10) days during any thirty (30) day period shall be deemed a material breach of this Agreement and, in such event, GEOCITIES may terminate this Agreement pursuant to Section 9 below.

        (iii) TIME TO DISCOVER FAILURE OF ADFORCE SERVICES; NOTIFICATION OF GEOCITIES. Within one (1) hour of discovering the existence of a Failure of the AdForce service, IMGIS will use reasonable efforts to determine whether the source of the Failure is limited to GEOCITIES' equipment ("GEOCITIES Specific Failure"). If the failure is not a GEOCITIES Specific Failure, IMGIS will use reasonable efforts to determine the source of the failure within two (2) hours after determining that it is not a GEOCITIES Specific Failure. In any event, IMGIS will use reasonable efforts to notify GEOCITIES of the source of the Failure within thirty (30) minutes after first identifying the source.

        (iv) RESOLUTION OF FAILURE. IMGIS will use reasonable efforts to remedy GEOCITIES Specific Failures within two (2) hours of determining the source of the GEOCITIES Specific Failure provided that GEOCITIES provides reasonable cooperation and access to equipment and software located on GEOCITIES site. IMGIS will use reasonable efforts to remedy failures caused within the IMGIS server complex or the IMGIS servers on GEOCITIES' site or other IMGIS hardware or software ("IMGIS Specific Failure") within one (1) hour of determining the source of the failure provided that GEOCITIES provides reasonable cooperation and access to equipment and software located on GEOCITIES site. IMGIS will use reasonable efforts to notify GEOCITIES if the Failure is caused by other than an IMGIS Specific Failure

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

               and IMGIS will use commercially reasonable efforts to notify the party(ies) responsible for the source of the Failure and will cooperate with it (them) to resolve the Failure as soon as possible.

        (v) FAILURE TO DETERMINE SOURCE AND/OR RESOLVE FAILURE: IMGIS will credit GEOCITIES' account for every one (1) hour after the time periods described above that it takes IMGIS to provide a remedy for an IMGIS Specific Failure. The amount of credit shall be the aggregate average AdForce service fee incurred by GEOCITIES per day during the preceding month.

3. OBLIGATIONS OF GEOCITIES. GEOCITIES agrees to implement the ad tags as described in the AdForce User Guide and Help documentation provided to GEOCITIES. GEOCITIES also agrees to schedule all advertising for GEOCITIES' Web sites or on-line properties using the IMGIS-provided "Application Software." If Geocities chooses to have IMGIS execute insertion and change orders on behalf of GEOCITIES, GEOCITIES agrees to supply IMGIS with the information necessary to schedule GEOCITIES' ad campaigns at least [*] in advance of campaign initiation or modification. Should the average file size of GEOCITIES' Central Delivery advertisements exceed [*], as determined by IMGIS on a monthly basis, GEOCITIES agrees to pay the incremental fee listed in Exhibit A to compensate for higher bandwidth costs. GEOCITIES agrees to provide IMGIS with non-binding, [*] volume forecasts of the number of Impressions anticipated by GEOCITIES to be delivered using the AdForce service on a rolling monthly basis. GEOCITIES agrees to provide IMGIS with reasonable access to GEOCITIES' facilities for purposes of implementing and supporting the Hybrid Service. GEOCITIES shall not export or re-export, or allow the export or re-export of the Licensed Software, without complying with all applicable export laws, restrictions, national security controls and regulations of the United States and all applicable foreign agencies and authorities.

4. OWNERSHIP/LIMITATIONS ON USE. Subject to the terms and conditions of this Agreement, IMGIS hereby grants to GEOCITIES, contingent on timely payment of monies due to IMGIS hereunder, a non-exclusive, non-transferable (except as expressly permitted under section 10) license for the term of this Agreement to use the Licensed Software in connection with the AdForce service. IMGIS shall have the sole and exclusive ownership of all right, title and interest in and to the Licensed Software and the AdForce service, any enhancements thereto and in any materials and data provided to GEOCITIES by IMGIS. GEOCITIES may not sublicense the AdForce service. GEOCITIES may not copy (other than copying into RAM), modify, alter, sell, distribute or sublicense the Licensed Software or reverse assemble, reverse compile or otherwise attempt by any other method to create or derive the source programs of the AdForce service or the Licensed Software, nor authorize or contract with third parties to do the same. During the course of providing the AdForce Service, IMGIS will collect and maintain general statistical information, including but not limited to information pertaining to the number of advertisements delivered, response times, user's IP address, cookie, browser type and operating system, as well as the time, date and ad tag of a request, but excluding information revealing the identity of individual users, individual credit card, debit card, bank account, electronic currency or similar information and other transaction or user specific data ("User Information"). IMGIS may include User Information in IMGIS' logs and databases and use such User Information, as aggregated with other data and information collected by IMGIS and maintained in such logs or databases, for its internal business purposes only. IMGIS will provide GEOCITIES with raw data of the User Information, upon GEOCITIES' request, and will provide GEOCITIES with reports, included with GEOCITIES' selected level of service, of the User Information. Notwithstanding anything to the contrary contained elsewhere in this Agreement, IMGIS agrees that it shall not, either during the term of this Agreement, or thereafter; disclose to third parties or otherwise disseminate, publish, reproduce, or use or permit the dissemination, publication, reproduction or use of any of the User Information in a manner that is in any respect inconsistent with the terms and conditions pursuant to which GEOCITIES obtained the User Information, as such terms and conditions may be set forth in GEOCITIES' privacy statement (as it exists from time to time) or elsewhere.

5. CONFIDENTIALITY. It is agreed that all GEOCITIES' passwords used in connection with AdForce user guides, the Licensed Software, and the AdForce "help" documentation, whether on-line or in printed form, are the confidential information of IMGIS. It is also agreed that any account information relating to GEOCITIES' business, customers, products, technology and information and data input into the AdForce service by GEOCITIES, including, without limitation, advertiser contact and billing information, and any and all confidential or proprietary information disclosed to or learned by IMGIS while IMGIS employees or implementation of the Hybrid Service is confidential information of GEOCITIES. Each party shall not use, disclose or reproduce any confidential information of the other party without the consent of the party providing said information, except for any information, data or material which: (a) at the time of disclosure to the receiving party was known or is in the possession of the receiving party without restriction; (b) is independently developed by the receiving party; (c) is generally available to the public without any breach of this Agreement by the receiving party. GEOCITIES acknowledges and agrees that disclosure of the terms of this Agreement to anyone outside of GEOCITIES (except attorneys and accountants of GEOCITIES) may create substantial business damage to IMGIS and hereby agrees to keep the terms of this Agreement strictly confidential.

6. INDEMNIFICATION. (a) Subject to subsection (b), GEOCITIES shall defend, indemnify and hold harmless IMGIS from any and all third party claims and liability and damages and costs (including reasonable court costs and attorney's fees) arising out of or relating to advertising placed by GEOCITIES using the AdForce service; including, without limitation, libel, invasion of privacy, and rights of publicity claims arising from the content of such advertising, provided that: (i) IMGIS promptly notifies GEOCITIES of such claims;

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

     (ii) GEOCITIES has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) IMGIS renders all reasonable assistance required at GEOCITIES' expense; (b) IMGIS shall defend, indemnify and hold harmless GEOCITIES from any and all third party claims and liabilities and damages and costs (including reasonable court costs and attorneys fees) for infringement of third party intellectual property rights arising out of or relating to GEOCITIES' use of the Licensed Software and/or the AdForce service pursuant to this Agreement, provided that: (i) GEOCITIES promptly notifies IMGIS of such claims; (ii) IMGIS has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and
     (iii) GEOCITIES renders all reasonable assistance required at IMGIS' expenses. If an injunction is entered against GEOCITIES' use of the Licensed Software or the AdForce service or GEOCITIES' use of the Licensed Software or the AdForce service is likely to be enjoined, IMGIS will, at its opinion and sole expense, (A) obtain a license permitting such use, (B) modify the Licensed Software or the AdForce service to avoid the infringement but maintaining equivalent performance, functionality and compatability, or (C) if it cannot reasonably do either of the foregoing, terminate GEOCITIES' licensing to the Licensed Software and promptly refund fees paid by GEOCITIES for the last thirty days of service, but not to exceed that cost in aggregate incurred by GEOCITIES in obtaining replacement ad delivery services from another provider.

7. WARRANTY. GEOCITIES warrants that GEOCITIES is free to enter into this Agreement and that this Agreement constitutes the valid and binding obligation of GEOCITIES, enforceable in accordance with its terms. IMGIS represents and warrants that IMGIS is free to enter into and perform this Agreement and, except for events beyond IMGIS' control including but not limited to Internet access outages and other events of force majeure; (a) the AdForce service (excluding components of the GEOCITIES network and third party hardware and software profiled by IMGIS) will materially conform to the functionality described in section 1 except to the extent that the performance of the AdForce service is materially affected by components of the GEOCITIES network and third party hardware and software not provided to IMGIS; (b) IMGIS either owns, has, or will otherwise acquire the right (and will, during the term hereof maintain such right) to use all hardware and software components of the AdForce service and the Licensed Software and will not infringe on any right or interest (intellectual property or otherwise) or any third party.

     EXCEPT AS SPECIFIED IN THIS SECTION 7, IMGIS HEREBY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, IN CONNECTION WITH THIS AGREEMENT.

8. LIABILITY. NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF IT HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.

9. TERMINATION. GEOCITIES shall select the term and level of service for this Agreement in Section 12. Either party may terminate the Agreement if the other party fails to perform any of its obligations in any material respect, and such failure continues uncured for a period of thirty (30) days (except in the event of a breach of section 5, in which case termination shall be effective immediately) after receipt by the breaching party of written notice from the non-breaching party specifying such default. Either party may terminate this Agreement in the event that the other party ceases to do business, undergoes a bankruptcy or insolvency proceeding, or an assignment for the benefit of creditors. Upon the expiration or termination of the Agreement for any reason, the parties will immediately return all Confidential Information of the other party in their possession. All accrued payment obligations of GEOCITIES shall survive expiration or termination of the Agreement, as shall the parties' rights and obligations under Section 4 through 9, as well as sections 11 through 13.

10. ASSIGNMENT. This Agreement is not assignable or transferable by either party without prior written consent of the other party, except that a party may assign the Agreement (a) by operation of law or (b) to any entity acquiring all or substantially all of assignor's assets, stock or business without the other party's consent.

11. PAYMENT TERMS. GEOCITIES shall pay to IMGIS the dollar amounts determined from the pricing schedule set forth in Exhibit A, within [*] days from date of GEOCITIES' receipt of invoice. All payments to IMGIS shall be remitted in U.S. Dollars. Fees for the AdForce service are subject to change at the expiration of the initial term and upon renewal of this Agreement. IMGIS shall provide GEOCITIES, not less than ninety (90) days prior to expiration of the initial term or any renewal term, written notice of any change in the fees for the AdForce service.

12. TERM. The term shall commence on the Effective Date indicated below and shall continue for a period of two (2) years, except that GEOCITIES may terminate the Agreement with or without cause during the thirty (30) day period following the first anniversary of the Effective Date upon receipt by IMGIS of written notice of GEOCITIES' intent to terminate. In addition, if: (i) IMGIS fails within thirty (30) days following the Effective Date to enter into a written agreement with America Online, Inc. ("AOL") pursuant to which IMGIS receives demographic data pertaining to AOL's current end users or (ii) IMGIS fails to make AdForce+ available to GEOCITIES within one hundred eighty (180) days following the Effective Date, GEOCITIES, any as its sole remedy, elect to

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

     terminate this Agreement upon written notice to IMGIS. GEOCITIES agrees to pay IMGIS for all Impressions delivered through the AdForce service, according to the pricing schedule in Exhibit A, subject to change upon renewal of this Agreement.

13 GENERAL. This agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Any waivers or amendments shall be effective only if made in writing. All notices shall be in writing and effective upon receipt when personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail (postage prepaid, return receipt requested) to a party at its address set forth above or amended by notice. If not received sooner, notice by mail shall be deemed received five (5) days' after deposit in the U.S. mails. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by the law of the State of California without regard to the conflicts of law provisions thereof.
     The prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action. Nothing contained herein shall be construed as establishing a partnership, joint venture, employment or other business relationship between the parties hereto other than that of independent contractors. This Agreement may be executed in counterparts.


IN WITNESS WHEREOF the parties have executed this Agreement as of: 5/4/98
(Effective Date).                                                 -------------


By          /s/ Stephen Hansen         Accepted:  /s/ Chad Steelberg
            ------------------------              --------------------------
Print Name: Stephen Hansen             Name:      Chad Steelberg
            ------------------------              --------------------------

Title       CFO/CAO                    Title      EVP/Founder
            ------------------------              --------------------------

GEOCITIES:                (GEOCITIES)  IMGIS, Inc. (IMGIS)
            --------------                               -------------------

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

                                   SCHEDULE A
                                      FEES


Following IMGIS' release and GEOCITIES' acceptance of the Hybrid Service, pricing for the AdForce service will be as shown below:

          Local Delivery              Central Delivery
       --------------------       -------------------------
               [*]                          [*]

     - There will be [*] for ads served locally until IMGIS makes the Hybrid Service available to GEOCITIES, anticipated to occur by August 1, 1998. Prior to IMGIS' release and GEOCITIES' acceptance of the Hybrid Service, pricing of the AdForce service prior to July 1, 1998 will be [*] for Central Delivery and [*] CPM for Central Delivery during the period commencing on July 1, 1998 and ending on August 1, 1998. GEOCITIES agrees to continue to operate the StarPoint servers under the terms of the Agreement between StarPoint and GEOCITIES dated 5/4/99 until the Hybrid Service is available, including, but not limited to, paying monthly support costs when due.

     - AdForce+ pricing and fees for processing and using GEOCITIES data for targeted advertising will be covered in a separate Data Agreement.

     - Incremental fee for Centrally Delivered ads only, of [*] for every [*] increase in average file size above an average of [*]

     - If GEOCITIES elects to have IMGIS manually insert of modify campaigns, GEOCITIES will pay IMGIS [*] for each insertion or modification.


   IN THE EVENT OF A MATERIAL FAILURE OF LOCAL DELIVERY SERVICE CAUSED BY A
    FAILURE WITHIN THE DIRECT CONTROL OF IMGIS, THE FEE FOR LOCAL DELIVERY
     SERVICE SHALL APPLY, UNTIL LOCAL DELIVERY AGAIN BECOMES AVAILABLE TO GEOCITIES, TO THE PERCENTAGE OF ADS SERVED BY CENTRAL DELIVERY BASED UPON THE
   AVERAGE PERCENTAGE OF ADS SERVED BY THE LOCAL DELIVERY SERVICE DURING THE
              IMMEDIATELY PRECEDING TWENTY-FOUR (24) HOUR PERIOD.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

                                   EXHIBIT B


ADFORCE TARGETING

Adforce Central Delivery service includes targeting on the following parameters, when AdForce databases allow the parameter to be resolved:

BROWSER TYPE--Different campaigns can be delivered to visitors with different browsers.

OPERATING SYSTEM--Different campaigns can be delivered to visitors with different operating systems

DOMAIN TYPE--Different campaigns can be delivered to visitors from different domains (i.e. .com or .edu)

SERVICE PROVIDER--Different campaigns can be delivered to visitors with different Internet service providers.

TELEPHONE AREA CODE--Different campaigns can be delivered to visitors in different area codes.

SIC CODE--Different campaigns can be delivered to visitors working for companies with different SIC codes.

COUNTRY--Different campaigns can be delivered to visitors from different countries.

FREQUENCY--An advertisement can be shown no more than a specified number of times to each visitor.

SEQUENCE--A series of advertisements can be shown in sequence to a visitor.

KEYWORDS--Advertisements can be targeted on the basis of a word or phrase typed by a visitor.

SITE DATA--Ads can be targeted on the basis of data in a site's database (i.e. with registered users)

DATE/DATE/TIME OF DAY--Ads can be scheduled to run during specific times and on specific days.

CONTENT AREA--Ads can be targeted to a specific area of a site.

(AREA CODE DERIVED) DMA--Ads can be targeted to a specific DMA (Area Code Derived). (Feature will be available in AdForce Version 3.0)

There may be additional charges for additional targeting parameters added in the future, as well as for customization of the targeting algorithms for keywords and site data.

ADFORCE REPORTING

The following reports are currently available with the AdForce Central Delivery service:

  NETWORK REPORTS                           WEBSITE REPORTS                  ADVERTISER REPORTS
----------------------------------------------------------------------------------------------------------
Daily Campaign Details                  Activity by Advertiser           Campaign On-line Summary
Daily Campaign Summary                  Activity by Area Code            Summary by Area Code
Monthly Billing Report                  Activity by Browser              Summary by Banner
Summary by Advertiser                   Activity by Content Unit         Summary by Browser
Summary by Area Code                    Activity by Country              Summary by Category
Summary by Browser                      Activity by Date                 Summary by Country
Summary by Category                     Activity by Domain               Summary by Date
Summary by Country                      Activity by Keyword              Summary by Domain
Summary by Date                         Activity by Hour                 Summary by Hour
Summary by Domain                       Activity by Operating System     Summary by Operating System
Summary by Hour                         Activity by Pay Type             Summary by Service Provider
Summary by Operating System             Activity by Service Provider     Summary by SIC Code
Summary by Payment Type                 Activity by                      Summary by Website
                                         SIC Code
Summary by Service Provider             Website Revenue                  Campaign Summary
Summary by SIC Code                     Activity by DMA                  Monthly Billing Report
Summary by Website                                                       Summary by DMA
Summary by DMA
Website Revenue

There will be additional charges for reports customized or designed to GEOCITIES' specifications. There may also be additional charges for reports added in the future.

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

                                   EXHIBIT C
                                   ADFORCE+

AdForce+ is IMGIS' proprietary database targeting service, designed to provide one-to-one addressable on-line advertising. IMGIS has secured multi-year, exclusive data agreements with both Marketing Information Technologies, a leader in targeted print advertising, and Metromail, a $400 million, consumer demographic data compiler. These relationships position IMGIS to exclusively leverage the unique, one-to-one marketing capabilities of the Internet. Traditional consumer databases alone, however, do not provide the key to unlock the demographic information on the Internet because there is no mapping from terrestrial world data to the Internet. AdForce+ provides this map by linking on-line registration files and ISP login information to IMGIS' 3rd party demographic databases.

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------


                                   EXHIBIT D

ADFORCE TARGETING

AdForce Local Delivery service include targeting on the following parameters, when AdForce databases allow the parameter to be resolved:

BROWSER TYPE--Different campaigns can be delivered to visitors with different browsers.

OPERATING SYSTEM--Different campaigns can be delivered to visitors with different operating systems.

DOMAIN TYPE--Different campaigns can be delivered to visitors from different domains (i.e. .com or .edu)

COUNTRY--Different campaigns can be delivered to visitors from different countries.

DATE/DATE/TIME OF DAY--Ads can be scheduled to run during specific times and on specific days.

CONTENT AREA--Ads can be targeted to a specific area of a site.

There may be additional charges for additional targeting parameters added in the future, as well as for customization of the targeting algorithms for keywords and site data.

ADFORCE REPORTING

The following reports are currently available with the AdForce Local Delivery service:

  NETWORK REPORTS                           WEBSITE REPORTS                  ADVERTISER REPORTS
----------------------------------------------------------------------------------------------------------
Daily Campaign Details                      Activity by Advertiser         Campaign On-line Summary
Daily Campaign Summary                      Activity by Browser            Summary by Banner
Monthly Billing Report                      Activity by Content Unit       Summary by Browser
Summary by Advertiser                       Activity by Country            Summary by Category
Summary by Browser                          Activity by Date               Summary by Country
Summary by Category                         Activity by Domain             Summary by Date
Summary by Country                          Activity by Hour               Summary by Domain
Summary by Date                             Activity by Operating System   Summary by Hour
Summary by Domain                           Activity by Pay Type           Summary by Operating System
Summary by Hour                             Website Revenue                Summary by Website
Summary by Operating System                                                Campaign Summary
Summary by Payment Type                                                    Monthly Billing Report
Summary by Website
Website Revenue

There will be additional charges for reports customized or designed to GEOCITIES' specifications. There may also be additional charges for reports added in the future.

ADFORCE-TM- Service                                         GeoCities Agreement
-------------------------------------------------------------------------------

                              Schedule A Amendment
                                      Fees

This Amendment for the AdForce service (the "Agreement") is entered into between AdForce, Inc., a California corporation ("ADFORCE"), with offices at 10101 N. DeAnza Blvd., Suite 210, Cupertino, CA 95014 and GeoCities, ("GeoCities") with offices at 1918 Main Street, 3rd Floor, Santa Monica CA 90405.

  ----------------------------------------------------------------
     Cost for Ad Delivery             LEVEL OF SERVICE
  ----------------------------------------------------------------
   [*] for Ad Delivery                        / / AdForce Basic
                                     --------
                                     (Initial)
   [*] for Ad Container
        Delivery*
  ----------------------------------------------------------------

* Ad Container delivery not to exceed 50% of overall ads delivered during a month.

- AdForce pricing and fees for processing and delivering targeted advertising will be covered in a separate agreement.

- If GeoCities instructs AdForce to manually insert or modify campaigns, GeoCities will pay AdForce [*] for each insertion or modification.

This Amendment shall cover the period beginning August 1, 1998. GeoCities agrees to pay ADFORCE, Inc. for all impressions delivered through the AdForce service, according to the pricing schedule in the Schedule A Amendment, subject to change upon renewal of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of 10/9/98
(Effective Date).                                                  --------



By:         /s/ John A. Tanner         Accepted:  /s/ Jeffrey C. Stoddard
            ------------------------              --------------------------
Print Name: John A. Tanner             Name:      Jeffrey C. Stoddard
            ------------------------              --------------------------

Title:      Chief Financial Officer    Title:     Director, Sales and
                                                  Marketing Strategy
            ------------------------              --------------------------

Company:                               Company:    GeoCities


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                   Page 1 of 2